UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  03/30/2011

CHROMADEX CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number:  000-53290

Delaware	26-2940963
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

10005 Muirlands Boulevard
Suite G
Irvine, California, 92618
(Address of principal executive offices, including zip code)

949-419-0288
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 30, 2011, Dr. Curtis A. Lockshin was appointed to the Board of Directors of ChromaDex Corporation, (the "Company"). Mr. Lockshin was appointed to fill a vacancy on the seven-member board.
Curtis A. Lockshin, PhD, 51, is an independent consultant who assists companies leveraging technological assets in the healthcare, biotechnology and security sectors. Previously, from August 2002 to March 2003, Dr. Lockshin was Director of Discovery Biology at Beyond Genomics, Inc., a biopharmaceutical company focusing on drug discovery using biological approaches. Dr. Lockshin also served in various positions including Director of Discovery Biology & Informatics, Associate Director and Scientist at Sepracor, Inc. (now Sunovion Pharmaceuticals Inc.), a research-based pharmaceutical company that develops therapeutic products for central nervous system and respiratory disorders, from June 1998 to July 2002. Since October 2009, Dr. Lockshin has served as a director of Sorrento Therapeutics, Inc. (OTCBB:SRNE), a biopharmaceutical company. From September 2008 to May 2010, Dr. Lockshin was a director of Winston Pharmaceuticals, Inc. (OTCBB:WPHM), a pharmaceutical company specializing in skin creams and paid medications. From July 2006 to December 2006, Dr. Lockshin served as a director of Orthodontix, Inc. (now Protalix Bio Therapeutics, Inc.) (AMEX:PLX), a biopharmaceutical company.
In connection with his appointment to the Board of Directors, Dr. Lockshin was appointed as a member of the Compensation Committee of the Board of Directors. Dr. Lockshin will participate under the same compensation structure as the other non-employee members of the Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHROMADEX CORPORATION

Date: April 04, 2011	By:	/s/ Thomas C. Varvaro
Thomas C. Varvaro
Chief Financial Officer